Exhibit 99.07

                                  PRESS RELEASE


CONTACT:     Karen Chrosniak, Director of Investor Relations, 877-496-6704


DELAYED FILING OF FINANCIAL INFORMATION BY ADELPHIA RESULTS IN EVENTS OF DEFAULT
                NASDAQ DETERMINES TO DELIST ADELPHIA COMMON STOCK

                  Company Continues Discussions with Its Banks

COUDERSPORT, Pa., May 31, 2002 - Adelphia Communications Corporation (Nasdaq:
ADLAE) announced today that its failure to deliver certain financial information and related compliance certificates to various financial institutions under certain credit agreements of its subsidiaries has resulted in events of default under those agreements. These events of default entitle the lenders under those agreements to accelerate the maturity of their debt and exercise other remedies. As previously announced, various lenders had given notices of default relating to the failure by subsidiaries of the Company to deliver financial statements and comply with information delivery and other requirements.

The Company has still not completed its financial statements for the fiscal year ended December 31, 2001. As previously announced, Deloitte & Touche, LLP, the Company's long-time auditor, has suspended its audit of those financial statements.

As previously announced, Adelphia has initiated a dialogue with the agent banks under the existing credit facilities of its subsidiaries to address these defaults and other issues under those facilities. The Company is also in discussions with the objective of obtaining additional capital in the near term while continuing its previously announced initiative to sell selected assets. There can be no assurances as to the outcome or timing of these efforts.

The Company also announced that a Nasdaq Listing Qualifications Panel made a determination on May 30, 2002, based on the Company's filing delinquencies and other public interest concerns, to delist the Company's common stock from the Nasdaq Stock Market, effective with the open of business on June 3, 2002. The Company's delisting from the Nasdaq Stock Market may subsequently be reviewed by the Nasdaq Listing and Hearing Review Council. As a result of the delisting, the Company will be required to make an offer to purchase all of its outstanding 6% Convertible Subordinated Notes due February 15, 2006 and its 3.25% Convertible Subordinated Notes due May 1, 2021, on terms previously announced.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth-largest cable television company in the country.

Certain statements in this press release are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those expressed or implied in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic and business conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance and customer spending patterns, the Company's ability to execute on its business plans and to construct, expand and upgrade its networks, risks associated with reliance on the performance and financial condition of vendors and customers, technological developments, changes in the competitive environment in which the Company operates, and matters relating to or in connection with the recent bankruptcy filings and proceedings of Adelphia Business Solutions, Inc. These risks and uncertainties also include matters arising out of the Company's delay in filing with the Securities and Exchange Commission its Form 10-K for the year ended December 31, 2001 and its Form 10-Q for the quarter ended March 31, 2002, liquidity short falls arising out of defaults under loan agreements and indentures, the announced delisting of the Company's common stock by Nasdaq, pending derivative and class action lawsuits, and matters arising out of the pending internal investigation by the Special Committee of the Board of Directors of the Company. Additional information regarding risks, uncertainties and other factors that may affect the business and financial results of Adelphia can be found in the Company's filings with the Securities and Exchange Commission, including its recently filed Current Reports on Form 8-K, the most recently filed Quarterly Report on Form 10-Q, the Form 10-K for the year ended December 31, 2000, and the most recent prospectus supplement filed under Registration Statement No. 333-64224, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.